Exhibit 10.12

2nd ORIGINAL

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Time Charter
GOVERNMENT FORM
Approved by The New York Produce Exchange
November 6th, 1913_Amended October 20th, 1921; August 6th, 1931’ October 3rd, 1946

This Charter Party, made and concluded in....Athens this …28th…………day of ……….January …………2011………………..

Between Jodie Shipping Co. of Liberia, (hereinafter called the “Owners”) who have contracted to aquire per the attached

Shipbuilding Contract dated 28 January 2011 made with Sungdong Shipbuilding & Marine Engineering Co., Ltd of Korea, (hereinafter called the

“Builder”)……………………………………………………………………………………………………………………………………

Owners of the good(flag to be advised)(~~Steamship~~/Motorship)Sungdong Shipbuilding & Marine Engineering Co.,Ltd Hull NoS4010

tbr …….of …. ……. ….. tons gross register, and …. …….. ….. tons net register, having engines of ………. …… ……………….. indicated horse power [See Clause 38]…

and with hull, machinery and equipment in a thoroughly efficient state, and classed …… ………. …………………………………………………………………

at ……………………….. of ~~about~~ …. …… …. cubic feet bale capacity, and ~~about~~ …………………………………………… …..….. ……. ……. tons ~~of 2240 lbs~~…

deadweight capacity ~~(cargo and bunkers, including fresh water and stores not exceeding one and one half percent of ship’s deadweight capacity, allowing a~~

~~minimum of fifty tons)~~ on a draft of .. ………………………. ~~feet~~ ………………………. ~~inches~~ on .. ………………………… … Summer freeboard, inclusive of permanent bunkers,

which are of the capacity of ~~about~~ …………………………………………………………………………..tons of fuel, and capable of steaming, fully laden, under good weather conditions about ……………………………. ..knots on a consumption of about ……………………………………tons of ~~best Welsh coal best grade fuel oil best grade Diesel oil,~~

now on order in Sungdong Shipbuilding & Marine Engineering Co., Ltd of Korea ………………………………………………………………………………………………

……………………. and …..MSC-Mediterranean Shipping Co. S.A.…………………………………………… Charterers of the City of ……Geneva……………………………

Witnesseth, That the said Owners agree to let, and the said Charterers agree to hire the said vessel, from the time of delivery, for

~~about~~ . a timecharter period of 10 Years, ***** days more or less at Charterers option, world wide trading within MSC’s service ………

……………………………………………………………………….............via …..[safe port(s) always afloat. ~~always within I.W.L.~~]……. within below mentioned trading limits.

Charterers to have liberty to sublet the vessel for all or any part of the time covered by this Charter, but Charterers remaining responsible for…..

the fulfillment of this Charter Party.

Vessel to be placed at the disposal of the Charterers, ~~at~~ ….when ready/ back to back with delivery of the vessel to Owners, upon ……………………..

  arrival FSPS Pusan (see clause 30 ), at any time, date/night, Sundays and Holidays included……………………………………………………………….

~~in such dock or at such wharf or place (where she may safely lie, always afloat, at all times of tide, except as otherwise provided in clause No. 6 ), as~~

~~the Charterers may direct. If such dock, wharf or place be not available time to count as provided for in clause No. 5~~. Vessel on her delivery to be ready to receive cargo with clean-swept holds [free of insects and smells to an independent surveyor’s satisfaction] and tight, staunch, strong and in every way fitted for the service, having water ballast, winches and

donkey boiler with sufficient steam power, or if not equipped with donkey boiler, then other power sufficient to run all the winches at one and the same time (and with full complement of officers, seamen, engineers ~~and firemen~~ for a vessel of her tonnage), to be employed, in carrying [containerized] lawful merchandise,

including petroleum or its products, in proper containers, excluding arms, ammunitions, explosives, nuclear products, waste and. [poison gas, cargoes in bulk, livestock of any description-see also clause 73]

(~~vessel is not to be employed in the carriage of Live Stock, but Charterers are to have the privilege of shipping a small number on deck at their risk,~~

~~all necessary fillings and other requirements to be for account of Charterers), in such lawful trades, between safe port and/or ports in British North~~

~~America, and / or United States of America,. and /or West Indies, and / or Central America, and / or Caribbean Sea, and / or Gulf of Mexico, and / or~~

~~Mexico, and/or South America ………………………………………………………………………………………………………… and/or Europe~~

~~and / or Africa, and / or Asia, and / or Tasmania, and / or New Zealand, but excluding Magdalena River, River St. Lawrence between~~

~~October 31st and May 15th, Hudson Bay and all unsafe ports; also excluding, when out of season, White Sea, Black Sea and the Baltic,~~

within IWL with Charterers’ option to break IWL against paying Owners net extra premium levied. Excluding Iraq, Haiti, North Korea,

Congo,Turkish occupied Cyprus, Israel, Cabinda, Guinea-Bissao, Eritrea, Sierra Leone, Cambodia, Iran (excluding Bandar Abbas but [Charterers to ensure compliance with all IRAN related sanctions),]

Cuba, St Laurence Seaway above Montreal, Liberia, Somalia and countries which result in blacklisting/sanctions ………………[by other countries and/or UN]…………

as the Charterers or their Agents shall direct, on the following conditions:

1.     That the Owners shall provide and pay for all provisions, wages [and immigration fees] and consular shipping and discharging fees of the Crew; shall pay for the insurance of the vessel, also for all the cabin. deck, engine-room, and other necessary stores, including boiler water [and lubricating oil] and maintain her class and keep the vessel in a thoroughly efficient state in hull [and holds] machinery and equipment for and during the service.

2.     That [whilst on hire] the Charterers shall provide and pay for all the fuel except as otherwise agreed, Port Charges, Pilotages, Agencies,[Owners to appoint own agents for major repairs, drydocking and general average. Charterers and/or their agents at all ports of call to attend customary Owners matters without requiring extra agency fees. Owners to pay all actual expenses incurred.] Commissions,

Consular Charges (except those pertaining to the Crew)[and flag of the vessel], and all other usual expenses except those before stated, but when the vessel puts into a port for causes for which vessel is responsible. then all such charges incurred shall be paid by the Owners. Fumigations ordered because of illness of the crew to be for Owners account. Fumigations ordered because of cargoes carried or ports visited while vessel is employed under this charter to be for Charterers account. ~~All other fumigations to be for Charterers account after vessel has been on charter for continuous period~~

~~of six months or more.~~

Charterers are to provide necessary dunnage and shifting boards, also any extra fittings requisite for a special trade or unusual cargo, but

Owners to allow them the use of any dunnage and shifting boards already aboard vessel. Charterers to have the privilege of using shifting boards for dunnage, they making good any damage thereto.

3.     That ~~Charterers, at the port of delivery, and Owners, at the port of re-delivery, shall take over and pay for all fuel remaining on~~

~~board the vessel at the current prices in the respective ports, the vessel to be delivered with not less than ………………………………………… tons and not more than~~

~~……………………….tons and to be re-delivered with not less than ………………………….. tons and not more than …………………………………. tons.~~ See clause 36.

4.     That the Charterers shall pay for the use and hire of the said Vessel at the rate of US$ 42,000- ( US DOLLARS FORTY….

TWO THOUSAND )net daily………………[Including overtime from the time/ date of delivery. (See Cl.30)].. ~~United States Currency per ton on vessel’s total deadweight carrying capacity, including bunkers and………………~~

~~stores, on ……………………………………… summer freeboard, per Calendar Month, commencing on and from the day of her delivery, as aforesaid~~ and at and after the same rate for any part of a ~~month~~ day; hire to continue until the hour of the day of her re-delivery in like good order and condition, ordinary wear and tear excepted, to the Owners (unless lost) at …..see clause 76………………………………………………………………………………………..

………………………………………..unless otherwise mutually agreed. Charterers are to give Owners not less than…… ….60/30/15 ……..days…………

notice of vessels expected date of re-delivery, and probable port, and (3) and(1) day(s) redelivery notice together with redelivery port. …….

5.     Payment of said hire to be made in ~~New York~~ [Athens free of bank charges. See clause 55] in cash in United States Currency, [15 days] ~~semi-monthly~~ in advance, and for the last half month or part of same the approximate amount of hire, and should same not cover the actual time, hire is to be paid for the balance day by day, as it becomes due, if so required by Owners, unless bank guarantee or deposit is made by the Charterers, otherwise f ailing the punctual and regular payment of the hire, or bank guarantee, or on any breach of this Charter Party, the Owners shall be at liberty to withdraw the vessel from the service of the Charterers,

without prejudice to any claim they (the Owners) may otherwise have on the Charterers. Time to count from [time of delivery] ~~7 a.m. en the working day~~

~~following that on which written notice of readiness has been given to Charterers or their Agents before 4 p.m., but if required by Charterers, they~~

~~to have the privilege of using vessel at once, such time used to count as hire.~~

Cash for vessel’s ordinary disbursements at any port may be advanced as required by the Captain, by the Charterers or their Agents, subject to 2 ½% commission and such advances shall be deducted from the hire. The Charterers, however, shall in no way be responsible for the application of such advances.

6.     That the cargo or cargoes he laden and / or discharged in any dock or at any wharf or place that Charterers or their Agents may direct, provided the vessel can safely lie always afloat at any time of tide, ~~except~~ at such places [safe berths and roads] ~~where it is customary for similar size vessels to safely lie aground.~~

7.     That the whole reach of the Vessel’s Hold, Decks, and usual places of loading (not more than she can reasonably stow and carry), also accommodations for Supercargo, if carried, shall be at the Charterers’ disposal, reserving only proper and sufficient space for Ship’s officers, crew,

tackle, apparel, furniture, provisions, stores and fuel. ~~Charterers have the privilege of passengers as far as accommodations allow. Charterers~~

~~paying Owners ………………………. per day per passenger for accommodations and meals. However, it is agreed that in case any fines or extra expenses~~

~~are incurred in the consequence of the carriage of passengers, Charterers are to bear such risk and expense.~~

8.     That the Captain shall prosecute his voyages with the utmost dispatch, and shall render all customary assistance with ship’s crew and boats. The Captain ( although appointed by the Owners ), shall he under the orders and directions of the Charterers as regards employment and agency; and Charterers are to load, stow, and trim, ~~the cargo~~ [lash, unlash, secure, unsecure and discharge the cargo/containers] at their expense under the supervision [and responsibility] of the Captain, who is to sing Bills of Lading for

~~cargo~~ [containers] as presented. in conformity with Mate’s or Tally Clerk’s receipts.

9.     That if the Charterers shall have reason to be dissatisfied with the conduct of the Captain, Officers, or Engineers, the Owners shall on receiving particulars of the complaint, investigate the same. and, if necessary. make a change in the appointments. [but this provision does not affect Charterers’ right to advance and any claims to require arbitration under cl.17 of any dispute regarding the Master in the prosecution of his voyages and in carrying out the orders and directions of Charterers.]

10.   That the Charterers shall have permission to appoint a Supercargo, who shall accompany the vessel and see that voyages are prosecuted with the utmost despatch. He is to be furnished with free accommodation, and same fare as provided for Captain’s table. Charterers paying at the rate of [US$ 8,-per day] ~~$1.00 per day.~~ Owners to victual Pilots and Customs Officers. and also. when authorized by Charterers or their Agents, to victual Tally

Clerks, Stevedore’s Foremen, etc. Charterers paying [US$ 2,-for breakfast. US$4.-for lunch or dinner] ~~at the current rate per-meal, for all such victualling~~. reasonably

11.     That the Charterers shall furnish the Captain from time to time with all requisite instructions and sailing instructions. in writing, and the

Captain shall keep a full and correct Log of the voyage or voyages, which are to be patent to the Charterers, or their Agents, and furnish the Charterers,

their Agents or Supercargo, when required, with a true copy of daily Logs, showing the course of the vessel and distance run and the consumption of fuel.

12.     ~~That the Captain shall use diligence in caring for the ventilation of the cargo~~.

13.     ~~That the Charterers shall have the option of continuing-this charter for a further period of~~…………………………………………………………………..

…………………………………………………………………………………………………………………………………………………………………………………………

~~on giving written notice thereof to the Owners or their Agents ……………………….days previous to the expiration of the first named term, or any declared option.~~

14.     That if required by Charterers, time not to commence before ……………………(see clause. 30)…………………………and should vessel not have given written notice of readiness on or before …………………………………….(see clause. 30)… …………………………~~but not later-than 4-p.m.~~ Charterers or their Agents to have the option of canceling this Charter at any time not later than the day of vessel’s readiness.

15.     That in the event of the loss of time from deficiency [and/or default of men including strikes of Officers and Crew whether due to labour disputes or otherwise or deficiency] of ~~men or~~ stores, fire, breakdown or damages to hull, holds, machinery or equipment,

grounding, detention by average accidents to ship or cargo, drydocking for the purposes of examination or painting bottom, or by any other cause- whatsoever..

preventing the full working of the vessel, the payment of hire shall cease for the time thereby lost: and if upon the voyage the speed be reduced by defect in or breakdown of any part of her hull, machinery or equipment, the time so lost, and the cost of any extra fuel consumed in consequence thereof, and all extra expenses shall be deducted from the hire.

16.     That should the Vessel be lost, money paid in advance and not earned (reckoning from the date of loss or being last heard of’) shall be returned to the Charterers at once. The act of God, enemies, fire, restraint of Princes, Rulers and People, and all dangers and accidents of the Seas,

Rivers, Machinery, Boilers and Steam Navigation, and errors or Navigation throughout this Charter Party, always mutually excepted.

          The vessel shall have the liberty to sail with or without pilots, to tow and to be towed, to assist vessels in distress, and to deviate for the purpose of saving life and property.

17.     That should any dispute arise between Owners and the Charterers, the matter in dispute shall he referred to two ~~three~~ persons [(and in the event of disagreement to an umpire appointed by the forementioned two persons)] at ~~New York~~ [London, English Law to apply]

one to be appointed by each of the parties hereto, ~~and the third by the two so chosen~~; their decision or [In the event of disagreement, that of the umpire] ~~that of any two of them~~, shall be final, and for the purpose of enforcing any award, this agreement may be made a rule of the Court. The Arbitrators shall be commercial men.

18.     That the Owners shall have the lien upon all cargoes, and all, sub-freights for any amounts due under this Charter, including General Average contributions, and the Charterers to have a lien on the Ship for all monies paid in advance and not carried, and any overpaid hire or excess deposit to be returned at once. Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their Agents, which might have priority over the title and interest of the Owners in the vessel.

19.     That all derelicts and salvage shall be for Owners’ and Charterers’ equal benefit after deducting Owners’ and Charterers’ expenses and

Crew’s proportion. General Average shall be adjusted, stated and settled according to ~~Rules 1 to 15 inclusive, 17 to 22, inclusive, and Rule F of~~

York-Antwerp Rules 1974 [as amended in London 1990] ~~1924 at such port or place in the United States as may be selected by the carrier, and as to matters not provided for by these Rules, according to the laws and usages at the port of New York. In such adjustment disbursements in foreign currencies shall be exchanged into~~

~~United States money at the rate prevailing on the dates made and allowances for damage to cargo claimed in foreign currency shall be converted at~~

~~the rate prevailing on the last day of discharge at the port or place of final discharge of such damaged cargo from the ship. Average agreement or~~

~~bond and such additional security, as may be required by the carrier, must be furnished before delivery of the goods. Such cash deposit as the carrier~~

~~or his agent may deem sufficient as additional security for the contribution of the goods and any salvage and special charges thereon, shall, if~~

~~required, be made by the goods, shippers, consignees or owners of the goods to the carrier before delivery. Such deposit shall, at the option of the~~

~~carrier, be payable in United States money and be remitted to the adjuster. When so remitted the deposit shall be held in a special account at the~~

~~place of adjustment in the name of the adjuster pending settlement of the General Average and refunds or credit balances, if any, shall be paid in~~

~~United States money.~~

          ~~In the event of accident, danger, damage, or disaster, before or after commencement of the voyage resulting from any cause whatsoever,~~

~~whether due to negligence or not, for which, or for the consequence of which, the carrier is not responsible, by statute, contract, or otherwise, the~~

~~goods, the shipper and the consignee, jointly and severally, shall contribute with the carrier in general average to the payment of any sacrifices,~~

~~losses or expenses of a general average nature that may be made or incurred, and shall pay salvage and special charges incurred in respect of the~~

~~goods. If a salving ship is owned or operated by the carrier, salvage shall be paid for as fully and in the same manner as if such salving ship or~~

~~ships belonged to strangers.~~

          Provisions as to General Average in accordance with the above are to be included in all bills of lading issued hereunder.

20.     Fuel used by the vessel while off hire, also for cooking, condensing water, or for grates and stoves to be agreed to as to quantity, and the cost of replacing same. to be allowed by Owners

21.     ~~That as the vessel may be from time to time employed in tropical waters during the term of this Charter, Vessel is to be docked at a~~

~~Convenient place, bottom cleaned and painted whenever Charterers and Captain think necessary, at least once in every six months, reckoning form~~

~~Time of last painting, and payment of the hire to be suspended until she is again in proper state of the service.~~

… Dry docking as required by the Class, except in case of emergency, and/ or to carry out necessary ………………………………….

…Builder’s guaranteed inspections/ repairs during the period of Builder’s guarantee……………………………………………………...

22.     Owners shall maintain the gear of the ship as fitted, providing gear (for all derricks) capable of handling lifts up to three tons, also providing ropes, falls, slings and blocks. If vessel is fitted with derricks capable of handling heavier lifts. Owners are to provide necessary gear for same, otherwise equipment and gear for heavier lifts shall be for Charterers’ account. Owners also to provide on the vessel [electric lights on deck and in the holds] ~~lanterns~~

~~and oil~~ for night work, and vessel to give use of electric light when so fitted, but any additional lights over those on board to be at Charterers’ expense. The

Charterers to have the use of any ~~gear~~ [Lashing, securing material] on board the vessel.

23.     Vessel to work night and day, [and on Sundays and on holidays] if required by Charterers, ~~and all winches to be at Charterers’ disposal during loading and discharging~~; ~~steamer to provide one winchman per hatch to work winches day and night, as required, Charterers agreeing to pay officers, engineers, winchmen~~,

~~deck hands and donkeymen for overtime work done in accordance with the working hours and rates stated in the ship’s articles. If the rules of the~~

~~port, or labor unions, prevent crew from driving winches, shore Winchmen to be paid by Charterers.~~ In the event of a disabled winch or winches, or insufficient power to operate winches, Owners to pay for shore engine, or engines, in lieu thereof, if required, and pay any loss of time occasioned thereby.

24.     It is also mutually agreed that this Charter is subject to all the terms and provisions of and all the exemptions from liability contained in the Act of Congress of the United States approved on the 13th day or February, 1893, and entitled “An Act relating to Navigation of Vessels,

etc.,” in respect of all cargo shipped under this charter to or from the United States of America. It is further subject to the following clauses, both of which are to be included in all bills of lading issued hereunder:

U.S.A. Clause Paramount

~~This bill of lading shall have effect subject to the provisions of the Carriage of Goods by Sea Act of the United States, approved April~~

~~16, 1936, which shall be deemed to be incorporated herein, and nothing herein contained shall be deemed a surrender by the carrier of~~

~~any of its rights or immunities or an increase of any of its responsibilities or liabilities under said Act. If any term of this bill of lading~~

~~be repugnant to said Act to any extent, such term shall be void to that extent, but no further.~~

Both-to-Blame Collision Clause

If the ship comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the

Master, mariner, pilot or the servants of the Carrier in the navigation or in the management of the ship, the owners of the goods carried hereunder will indemnify the Carrier against all loss or liability to the other or non-carrying ship or her owners in so far as such loss or liability represents less or, or damage to, or any claim whatsoever of the owners of said goods, paid or payable by the other or non-

carrying ship or her owners to the owners or said goods and set off, recouped or recovered by the other or non-carrying ship or her owners as part of their claim against the carrying ship or carrier.

25.     The vessel shall no be required to enter any ice-hound port, or any port where lights or light-ships have been or are about to be with-

drawn by reason or ice, or where there is risk that in the ordinary course or things the vessel will not be able on account of ice to safely enter the port or to get out after having completed loading or discharging.

26.     Nothing herein stated is to be construed as a demise of the vessel to the Time Charterers. The owners to remain responsible for the navigation of the vessel, insurance, crew, and all other matters. same as when trading for their own account. [Cargo claims are to be settled in accordance with the NYPE

Interclub Agreement latest addition. See Clause 49]

~~27.     A commission of 2 ½ per cent is payable by the Vessel and Owners to~~ ……………………………………………..

………………………………………………………………………………………………………………………………………………...

~~on the hire earned and paid under this Charter, and also upon any continuation or extension of this Charter.~~

~~28.     An address commission of 2 ½ per cent is payable to ……. ………………….. on the hire earned and paid under this Charter.~~

Additional Clauses 29-80 and attachment, both inclusive per attached Rider, to be fully incorporated in and form part of this

CharterParty

The original Charter Party is our possession Charterers /s/………………	For Owners /s/ Konstantinos Zacharatos Konstantinos Zacharatos / Attorney in fact

RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

29.	The vessel will be delivered to Charterers already painted with their colours/ marks and Charterers have timely to advise the intended name Charterers’ option to rename the vessel subject Owners’ / Authorities’ approval and provided Charterers exercising this option with a pre-advice to Owners of minimum 15 days. Expenses and time in this connection including changing back to Owners’ colours and/or name prior to redelivery to be for Charterers’ account

30.	The vessel will shortly be ordered from the Builder , and will be delivered to Charterers MSC when ready, back to back with delivery to the Owners from the Builder in accordance with the terms of the attached Shipbuilding Contract dated 28 January 2011 (save for transit time from shipyard to FSPS Pusan) and no claim to be made by MSC in respect of delay, save for MSC’s right of cancellation as follows:

In case a right of cancellation arises for the Owner under the attached Form of Shipbuilding Contract due to excessive delay in the delivery of the vessel, the Owner shall advise MSC (advising also any new delivery date proposed by the Builder) and MSC will make an election within 48 hours of the Owner’s notice that a right of cancellation of the shipbuilding contract has arisen whether it wishes to cancel this charterparty.

In case MSC does not reply within the aforementioned 48 hours, MSC shall be deemed to have affirmed this charterparty and accepted the new delivery date.

In case MSC elects to terminate this charterparty, then same shall be considered null and void, both parties shall be discharged from any performance hereunder and no claim or liability shall made or incurred by either party against the other.

In case MSC accepts the new delivery date proposed by the Builder to the Owner, then MSC to pay 50% of the applicable hire for the period from the date the right of cancellation has arisen and the date of the delivery of the vessel to MSC and the period of the charter to remain unchanged i.e. 10 years.

Owners will keep Charterers duly informed about the dates of delivery and shall tender approximate notice(s) of delivery to MSC as per the attached Shipbuilding Contract.

Cable Address: MEDITE-GENEVA, Telex: 427445 msc ch.

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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

31.	The Master shall supervise the stowage of the cargo thoroughly and let one of his Officers control all loading, handling, stowage, lashing and discharge of the cargo.

32.	The Owners guarantee that the vessel is fully covered for the trade by and shall remain entered in a P & I Association for the duration of this Charter Party. Owners’ P & I Club is: The Swedish Club and Owners’ Club to confirm this by letter to Charterers. Charterers also to maintain a Charterers’ liability P & I entry throughout the duration of this Charter Party.

Charterers’ P & I Club is: t.b.a.

33.	The Owners to give Charterers ***** written notice, excluding Sundays and Holidays, before exercising their rights under this contract for non-paid hire. The Charterers may deduct from last hire payment the value of bunkers estimated on board on redelivery and the estimated expenses incurred by the Charterers for Owners’ account, for which, however vouchers have not yet reached the Charterers for submission to Owners.

34.	Owners’ P & I Club cover includes their liability for personal accidents or injuries to third parties including the servants of Charterers on board the vessel. In the event that the vessel/her cargo or part thereof, containers, bunkers or stores is arrested and/or seized through a competent court or tribunal in respect of any claim and/or a lien whether maritime or otherwise is exercised against the vessel/her cargo or part thereof, containers, bunkers or stores preventing the vessel from sailing and/or detaining/delaying the vessel in any way whatsoever not arising through any claim being the responsibility of the Charterers, the vessel shall be off-hire for the time actually lost by arrest/seizure/the lien is exercised until the arrest/seizure/lien is lifted ( whether or not such arrest, seizure or lien was justified or not ) and Charterers shall be reimbursed for any expenditure which they may incur during the off-hire period.

35.	Owners guarantee that the vessel is always safe in ballast without any solid ballast being required. The Owners further warrant that the vessel is eligible for bunkers in areas within the agreed trade limits.
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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

36.	The vessel to be delivered with about ……. metric tons IFO and about ……. metric tons MDO (apprx. quantities to be advised abt 20 days before delivery )and to be redelivered with about same quantities of bunkers as on delivery but sufficient to reach nearest known bunkering port. Charterers to supply IFO and MDO per British Standards.

Charterers to take over and pay for bunkers on delivery and Owners to take over and pay for bunkers on redelivery according to Platt’s Oilgram Bunkers wire mean prices at ports of delivery/ redelivery or at the nearest port, valid at the dates of delivery/redelivery respectively.

37.	Charterers will not be responsible for damage to the vessel unless the Master at time of occurrence advises Charterers of such damage for which they may be responsible. Such damage must be duly substantiated by the Master’s prompt notice of damage claimed, delivered in writing upon any party responsible and Master to try to obtain written acknowledgement thereof. A copy of such notice together with the reply received, if any, to be sent immediately to:

MSC-MEDITERRANEAN SHIPPING COMPANY S.A.
Attention Mr. C.A. Girardet,
40, Avenue Eugene, Pittard,
1206 Geneva, Switzerland, telephone: (022) 703 88 88 fax: (022)703 87 87
Telex 427445 msc ch

Hidden damages to be reported by Master when ascertained but latest upon completion of relevant voyage. Charterers have the privilege of redelivering the vessel without repairing the Stevedore damages incurred during the currency of this Charterparty as long as the damages do not affect the seaworthiness and/or cargoworthiness of the vessel. Such latter damages to be repaired by Charterers immediately. All other damages to be repaired by Owners after redelivery and Charterers to reimburse Owners the repair bills unless otherwise agreed. Owners will endeavor to effect such repairs simultaneously with own repairs if requested by Charterers. If, however, the repairs of Stevedore damages exceed the time for Owners’ repairs the excess time to be reimbursed by Charterers at timecharter rate.

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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

38	DESCRIPTION CLAUSE

This is a Preliminary Description attached and shall be finalized by the Owner 6 (six) months after delivery to reflect the actual characteristics and performance of the vessel and shall be accepted by MSC, provided that in case any compensation is received by the Owner from the Builder for reasons other than delay, the Owner will pay over to MSC 50% of such compensation.

Preliminary Description

8.800 teu/ Gearless Cellular Container ship.

MANAGERS	Costamare Shipping Company S.A 60 Zephyrou str & Syngrou ave. 175 64 Athens – Greece Phone: +30 210 9490000 Fax:+30 210 9409051/52 E-Mail: info@costamare.com
SHIPYARD	Sungdong Shipbuilding & Marine Engineering Co.,Ltd.
CLASS	G.L 100A5,“Container Ship”, DG, IW, BWM, RSD, MC AUT, EP
ENG./BRIDGE	Bridge/ engine semi-aft

8 Holds / 17 Hatches. Pontoon type hatch covers with non-sequential operation and max. weight 45t including loose lashing materials.

Hatch No	Opening	Panels
No 1	12.64 x 22.9 m	2
No 2	12.64 x 37.9 / 33.0 m	3
No 3	12.64 x 43.4 / 38.5 m	3
No 4-16	12.64 x 43.50 m	3
No 17	12.64 x 15.3 m (p+s)	1

MAIN PARTICULARS
L.O.A	299.00 m
L.B.P	286.00 m

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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

Breadth	(moulded)	48.20 m
Depth	(moulded)	24.80 m
Scantling draught	(moulded)	14.50 m
Design draught	(moulded)	12.50 m
Deadweight @ Scantling Draught		111.500 mt
Deadweight @ Design Draught		88.000 mt
Air Draught		59,00 m

Tank Capacities	Volume (m3)
Fuel Oil	9.000
Diesel Oil	400
Ballast Water	29.000
Fresh Water	400

Max Containers Intake: 8.766 teu

Holds	3794 teu
Deck	4972 teu
Total	8766 teu

UNDER DECK CLEARANCES.

In case cargo holds are fully loaded, two tiers of high cube containers (40’ X 8’ X 9’ 6”) can be included per stack, in any sequence.

Calculations with regard to containers intake are subject to compliance with the provisions of “Cargo Securing Manual”, visibility restrictions from the Bridge, stress and stability limitations.

Fittings

Holds.

Fully cellularized in holds for loading 20’/40’ containers. 2x20’ can be loaded from the first tier in all cargo holds. 40’ cells in all cargo holds capable for loading either 1x40’ or, 2x20’.

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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

Deck.

Fully fitted for loading 20’ or 40’containers. Fully fitted with restraint devices including full set of 0.S.H.A approved loose fittings and lashings. 17 sets of lashing bridges are provided.

Stackweights.

On Deck
20’	90 mt/ stack
40’	140 mt/ stack
In Holds
20’	24 mt./ unit
40’	30 mt/ unit

Stack weights are given for structural strengthening aspects and actual tier weight distribution shall be in compliance with the lashing forces calculation results.

Reefer Plugs

On deck	900 pcs
In Holds	100 pcs
Total	1000 pcs Reefer plugs A.C. 440V, 60 Hz, 32A CEE 17-3h type.

Machinery

Main Engine	One (1) set MAN 9S9OME-C8.2
MCR	47.430 kW at 78 rpm
NCR (85% MCR)	40.316 kW at 74 rpm
Generators	Four (4) sets x 3.360 kW.

Emergency Generator	One (1) set Emergency diesel generator 300 kW.
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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

Fuel Specifications

Main and Auxiliary Engines            HFO - Max 600 cSt @ 50° C

The bunkers to be delivered must meet ISO International Standards and must not contain waste lubricating oil, chemical waste, or any other substances which are not inherent to bunkers.

Service Speed

Service speed shall be about ***** knots at scantling draught of 14,5 m, at 85% MCR of main engine, with ***** sea margin, with clean bottom, in calm sea (no wind, no wave, no current) and deep sea condition.

Consumption.

The daily fuel oil consumption of the Main Engine shall be about ***** metric tons plus ***** tolerance, at 85% MCR, at shop trial, based on marine diesel oil having a low calorific value of 10.200 kcal/kgr, at ISO ambient conditions

Remark: Above speed/ consumption figures purely based on data provided by shipyard and will be confirmed after vessel’s delivery.

Endurance: About ***** sea miles.

LOADING OF DANGEROUS GOODS (D.O.C provisions)

Compartment	D.G Classes permitted.
Cargo hold No1	Class 1/ 2/ 3/ 4/ 5.1/ 6.1/ 8/9
Cargo Holds No 2,3,4	Class 2/ 3/ 4/ 5.1/ 6.1/ 8
Deck	In accordance with D.O.C for the carriage of D.G
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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

SUNDRY

•	Water Ballast Treatment plant.
•	Compliance with MARPOL Reg.12A, protected fuel oil tanks.
•	Compliance with, I.S.M, 1.S.0 and I.S.P.S code requirements.
•	Hydraulic “Side Pilot Doors” for pilot access.
•	Bow thruster 3.000 kW.
•	CO2 fire fighting system for Cargo Holds, Engine Room.
•	Dedicated anti-heeling tanks. Auto anti-heeling pump, capacity 1.200 cbm/hour
•	All modern Satcom and Navigation aids, including dual “Integrated Navigation System”.
•	Modern Loadmaster computer with enhanced futures.

“All details “about” and to be confirmed after vessel’s delivery”

38.	B) CANCELLATION FOR DEFICIENCIES

In case a right of cancellation arises for the Owner under the terms of the attached Shipbuilding Contract dated 28 January 2011 due to a deficiency in the vessel, the Owner shall promptly advise MSC and MSC will make an election within 48 hours of the Owner’s notice that a right of cancellation has arisen whether it wishes to cancel this charterparty. In case MSC does not reply within the aforementioned 48 hours. MSC shall be deemed to have affirmed the charterparty and to have accepted the vessel.

In case MSC elects to terminate this charterparty, then same shall be considered null and void, both parties shall be discharged from any performance thereunder and no claim or liability shall made or had by either party against the other.

38. C) H&M Value of the vessel on delivery (to be advised prior to delivery) ……..mio

39.	Master to supply Charterers with full voyage report in English as well as Log extracts and daily weather reports covering the complete period of the Charter party. A voyage report should be despatched as soon as practically possible, but in no case later than one month after the end of each voyage.

40.	Charterers and their supercargo have the right of using vessel’s wireless station at lumpsum monthly cost of USD 300.00. Charterers to pay Owners lumpsum USD 1,500.00 monthly in respect of any lost and/or damaged lashing material.
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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

41.	The Master has to keep a record of all Charterers’ gear, equipment and/or stores supplied to the vessel and to maintain same in good order and condition. Such gear, equipment and/or stores to be redelivered to the Charterers prior to vessel’s redelivery to Owners, or, if requested by Charterers, at anytime during the period of this Charter in like good order and condition as supplied ( ordinary wear and tear excepted).

Owners to make good any shortage and/or damage unaccounted for.

42.	Owners agree to instruct Crew that it is prohibited to vessel’s Crew to carry any merchandise on board. Any merchandise carried against the prohibition for barter or for sale purposes will be lost to the vessel. Any custom’s fines imposed on the vessel to be for Owners’ account and any time lost thereby to be for Owners’ account and to be deducted from next hire payment.

43.	Timecharter hire to include, if so allowed by local regulations, rendering customary assistance by the Crew, i.e.:
a)	shifting operations and docking;
b)	bunkering;
c)	cleaning of holds unless otherwise agreed;
d)	maintaining power while loading and/or discharging;
e)	supervision of loading and/or discharging;
f)	lashing/unlashing of containers provided shore labour is not available and this is allowed by union/port regulations and Charterers to pay US$ 4.- per container effectively lashed respectively unlashed;
g)	Plugging / unplugging of reefer containers against Charterers paying USD 2.00 for box effectively plugged/ unplugged.

44.	Vaccinations for Crew always to be for Owners’ account.

45.	On delivery/redelivery joint on-hire/off-hire survey to take place and expenses reasonably incurred to be equally divided between Owners and Charterers.

46.	Charterers not to be responsible for loss and/or damage sustained by the vessel or for liability for or the payment of any expense, loss and damages whatsoever, arising through the acts or omissions of pilots, tugboats, linesmen or fuel suppliers, excluding pollutions by fuel suppliers, who are to be paid by the Charterers but shall be deemed to be the servants of the Master and under his instructions.

47.	Charterers have the right to load on deck and hatches subject to Master’s discretion vis-a-vis safety/stability and visibility.’
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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

48.	Owners to supply valid deratting certificate on delivery of the vessel and if this does not cover the whole period of timecharter and fumigation is necessary, cost of such Certificate to be for Owners’ account.

49.	Owners hereby authorise Charterers to give extension of time limits if and when required.

50.	Should the vessel put back whilst on voyage by reasons not within Charterers’ liability, the hire shall be suspended from the time of her putting back until she is again in the same position or equivalent and the voyage resumed therefrom.

In the event of loss of time either in port or at sea or deviation upon the course of the voyage caused by sickness of or accident to the Crew or any person on board the vessel (Charterers’ servants excepted) or by reason of the refusal of the Master or Crew to perform their duties, Charterers servants excepted, the time so lost and any extra fuel consumed and any other extra expenses incurred shall be for Owners account.

51.	Charterers have the right at any time during the course of this Charter Party to arrange for a bunker sounding in order to check on their property, including opening of the manhole covers.

52.	Charterers have the right to tranship any or all of the cargo on board the vessel at any time or place into other vessel(s) employed within the framework of Charterers’ Liner Service. These operations to be under Charterers’ liability.

53.	In the event of loss of time due to boycott or otherwise of the vessel by labour or authorities or due to government restrictions such loss being caused by the vessel’s flag, ownership, or Crew or by reason of the terms and conditions under which the members of the Crew are employed (inter alia Crew’s employment under this charter party is to be covered by a bona fide Trade Union agreement which is acceptable to the ITF and Owners must warrant that the vessel has corresponding certificate on board) or by reason of any trading of this or any other vessel under same ownership, operation or control, hire to cease from the time of the vessel being delayed and any time/cost in this connection to be deducted and Owners to reimburse Charterers any expense caused thereby and Owners immediately to refund any hire paid in advance. If within 96 working hours Owners have been unable to remedy the loss of time as above the Charterers shall have the option to cancel the Charter Party , provided vessel is empty.
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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

54.	Full style and address of actual Owners and Owners’ Managers and name of person in charge with a.o.h. :

Owners:            JODIE SHIPPING Co. of 80 Broad street, Monrovia, Liberia Correspondence to be c/o COSTAMARE SHIPPING COMPANY S.A.

60 Zephyrou str. & Syngrou Av.

GR -175 64 Athens / GREECE

Phn: +30-210 9490000

Fax: +30-210 9409051/2

e-mail: info@costamare.com

a.o.h.	Capt. Chr. Orfanos (Chartering Manager )

Mobile 6942 - 986079 Capt. Th. Beis ( Operations Manager)

Mobile 6944- 840610 Mr. Ath. Saloufas (Tech. Manager)

Mobile 6942-986073 Capt. D. Karagiannis (Crew Manager)

Mobile 6942 -474195

55.	Full style and address of Owners’ bankers with account number:

Hire to be telegraphically remitted to:

Bank:	T.B.A.

Account No:	T.B.A
Swift address :	T.B.A.
IBAN :	T.B.A.
in favour of:	JODIE SHIPPING CO.
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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

56.	Owners if liable shall indemnify Charterers for personal accidents or injuries sustained by any person on board the vessel except as otherwise provided elsewhere herein. Owners have to maintain full P & I Cover in this respect.

57.	Owners are liable to keep the vessel fully insured against all hull risks as per INSTITUTE TIME CLAUSES (Hulls) including RDC or equivalent conditions.

58.	Charterers have the option to load in and/or on all hatches empty and/or full containers but in agreement with the Master with reference to the strength of the hatches and the stability of the vessel. The Crew to daily watch the condition of the containers carried and relash same or tighten the lashings whenever it may become necessary. The Crew also to perform regular inspection of containers and ensure proper condition as far as possible weather permitting.

59.	The Owners have to establish and maintain financial security or responsibility in respect of oil or other pollution damage and to provide and furnish any certificates to authorities to enable the vessel lawfully to enter, remain in, or leave any port, place, territorial or contiguous waters of any country or state in performance of this Charter Party. Should any delay to the vessel or any extension to the voyage occur from failure to comply with the above or any other rules, regulations, oil pollution or other pollution legislation, the vessel to be considered off-hire for the period of such delay or extension. Owners hereby accept responsibility for all consequences and agree to indemnify Charterers against all claims, liabilities and cost (including Charterers’ legal fees) which result from the Owners’ failure to comply fully with the above or any other rules, regulations or pollution legislation. In connection with USA Owners’ liability is limited to maximum coverage level provided through club members of the I.G. of P&I Clubs (being US $ 1.000 Mio. on fixture of this Charterparty.)

60.	Charterers and/or their agents are hereby authorized by Owners to sign on Master’s and/or Owners’ behalf Bills of Lading as presented without prejudice to this Charter Party. Bills of Lading so issued contain undermentioned Demise Clause:

“If the ship is not owned by or chartered by demise to the Company or Line by whom this Bill of Lading is issued (as may be the ease notwithstanding anything that appears to the contrary) this Bill of Lading shall take effect only as a contract with the Owner or Demise Charterer as the case may be as Principal made through the Agency of said Company or Line who act as Agents only and shall be under no personal liability whatsoever in respect thereof.”

In consideration of which Charterers agree to indemnify Owners in respect of any cargo claim, which under the terms of this Charter Party are the liability of Charterers.

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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

61.	Should Charterers decide to route the vessel, Master is to comply with instructions received and in particular to send position etc., as requested.

62.	Owners warrant to have secured and to carry on board the vessel a U.S. Federal Maritime Commission’s Certificate of financial responsibility as required under U.S. Water Quality Act of 1970, or similar certificates or other countries. In no case shall Charterers be liable for any damages as a result of Owners’ failure to obtain the aforementioned certificates.

63.	It is understood that, if necessary, the vessel will comply with any safety regulations and/or requirements in effect at ports of loading and/or discharging, particularly with the United States Department of Labour Safety and Health Regulations established by U.S. Public Law 85- 742, Part 9 (Safety and Health Regulations for Longshoring). Although other provisions of the Charterparty make it the responsibility of the Charterers, it is agreed that, should the vessel not meet the rules and regulations, Owners will take immediate corrective measures and that any stevedores’ standby time and expenses involved, including time lost, will be for Owners’ account.

64.	Owners shall pay for all costs of sealing the ship’s stores, legalisation of Crew list, sick mariner dues and noting of sea protest.

65.	Charterers shall be discharged and released from all liability in respect of any claims Owners may have under this Charter Party unless a claim has been presented to them in writing with all available supporting documents within 12 months from the date of redelivery. Interclub Agreement cargo claims are not deemed to be Owners’ claims.

66.	Securing of cargo inside Containers or in/on other unit loads to be entirely Charterers’ concern and responsibility. Any damage to the ship, her tackle, her apparel, furniture other cargo and anything else resulting from insufficient lashing/securing of cargo in or on such loads to be covered/ repaired at Charterers’ expense and time.

67.	The Crew also to perform regular inspection of reefer containers and try to ensure proper working/functioning condition including effecting necessary repairs of same if possible weather permitting provided Charterers supplied spare parts to be used for such purpose. Owners not be responsible for condition of cargo in reefer Containers, unless due to vessel’s defect.
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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

68.	US ANTIDRUG ABUSE ACT 1986

Charterers warrant having signed seacarriers initiative agreement.

Charterers are aware of the provisions of the U.S. Anti-Drug Abuse Act 1986. They warrant to seriously check cargo/cargo documentation before vessel’s departure to U.S. ports and undertake to hold Owners, Master and Crew harmless and keep each of them indemnified against all claims, which may be made upon them or each of them as a result of the breach of the U.S. Anti-drug Abuse Act 1986. Any time lost or expenses -including fines -incurred due to Charterers’ breach of the before mentioned warranty is for Charterers’ account.

69.	US TAX REFORM 1986 CLAUSE

Any U.S. Gross Transportation Tax as enacted by the United States Public Law 99-514, (also referred to as the U.S. Tax Reform Act of 1986), including later changes or amendments, levied on income attributable to transportation under this Charter Party which begins or ends in the United States. and which income under the laws of the United States is treated as U.S. Source Transportation gross income, shall be reimbursed by the Charterers.

70.	US TRADE -UNIQUE BILL OF LADING IDENTIFIER CLAUSE

The Charterers warrant that each transport document accompanying a shipment of cargo destined to a port or place in the United States of America shall have been endorsed with a Unique Bill of Lading Identifier as required by the U.S. Customs Regulations (19 CRF Part 4 section 4. 7.a) including subsequent changes, amendments or modifications thereto, not later than the first port of call.

Non-compliance with the provisions of this Clause shall amount to breach of warranty for the consequences of which the Charterers shall be liable and shall hold Owners/ Master/ Crew harmless and shall keep them indemnified against all claims whatsoever which may arise and be made against them.

Furthermore, all time lost and all expenses incurred including fines as a result of the Charterers’ breach of the provisions of this Clause shall be for the Charterers’ account.

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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

71.	CARRIAGE OF NUCLEAR MATERIALS

Notwithstanding any provision whether written or printed contained in this Charterparty, it is agreed that nuclear fuels or radioactive waste or products are specifically excluded from the cargo permitted to be loaded or carried under this Charter party. This exclusion does not apply to radio isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purpose, provided Owners’ prior approval has been obtained to the loading thereof.

72.	PARAMOUNT CLAUSE AND PROTECTION CLAUSE

Paramount Clause shall be contained in Bills of Lading issued.

Conwartime ‘93 War Clause, Bimco Nuclear Clause, Both-to-blame Collision Clause and New Jason Clause, also to be form part of this Charter party.

CLAUSE PARAMOUNT

This Bill of Lading shall have effect subject to the provisions of the carriage of goods by sea act of the United States, the Hague Rules, or the Hague-Visby Rules, as applicable, or such other similar national legislation as may mandatorily apply by virtue of origin or destination of the Bills of Lading, which shall be deemed to be incorporated herein and nothing herein contained shall be deemed a surrender by the carrier of any of its rights or immunities or an increase of any if its responsibilities or liabilities under said applicable act. If any term of this Bill of Lading be repugnant to said applicable Act to any extent, such term shall be void to that extent, but no further.

BOTH-TO-BLAME COLLISION CLAUSE

If the vessel comes into a collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the Master, Mariner, Pilot or the servants of the Carrier in the navigation or in the management of the vessel, the Owners of the goods carried hereunder will indemnify the Carrier against all loss or liability to the other or non-carrying ship or her Owners in so far as such loss or liability represents loss of or damage to, or any claim whatsoever of the owners of said goods, paid or payable by the other or non-carrying ship or her Owners to the owners of said goods and set off, recouped or recovered by the other or non-carrying ship or her Owners as part of their claim against the carrying ship or Carrier.

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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

The foregoing provisions shall also apply where the Owners, operators or those in charge of any ship or ships or object other than, or in addition to, the colliding ships or objects are at fault in respect of a collision or contact.

NEW JASON CLAUSE

In the event of accident, danger, damage or disaster before or after the commencement of the voyage, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequences of which, the Carrier is not responsible, by statute, contract, or otherwise, the goods, Shippers, Consignees or owners of the goods shall contribute with the Carrier in general average to the payment of any sacrifices, losses, or expenses of a general average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the goods.

If a salving ship is owned or operated by the carrier, salvage shall be paid for as fully as if the said salving ship or ships belonged to strangers. Such deposit as the Carrier or his agents may deem sufficient to cover the estimated contribution of the goods and any salvage and special charges thereon shall, if required, be made by the goods, Shippers, Consignees or owners of the goods to the Carrier before delivery.

CONWARTIME 1993 WAR CLAUSE

(1)        For the purpose of this Clause. the words:

(a)       “Owners” shall include the shipowners, bareboat charterers, disponent owners, managers or other operators who are charged with the management of the Vessel, and the Master; and

(b)       “War Risks” shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever’), by any person, body, terrorist or political group, or the Government of any state whatsoever, which, in the reasonable judgement of the Master and/or the Owners, may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.

(2)        The Vessel, unless the written consent of the Owners be first obtained, shall not be ordered to or required to continue to or through, any port, place, area or zone (whether of land or sea), or any waterway or canal, where it appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Master and/or the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous after her entry into it, she shall be at liberty to leave it.

(3)        The Vessel shall not be required to load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent’s right of search and/or confiscation.

(4)        (a)       The Owners may effect war risks insurance in respect of the Hull and Machinery of the Vessel and their other interests (including, but riot limited to, loss of earnings and detention, the crew and their Protection and Indemnity Risks). and the premiums and/or calls therefor shall be for their account.

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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

(b)       If the Underwriters of such insurance should require payment of premiums and/or calls because, pursuant to the Charterers’ orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such Underwriters as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due

(5)        If the Owners become liable under the terms of employment to pay to the crew any bonus or additional wages in respect of sailing into an area which is dangerous in the manner defined by the said terms, then such bonus or additional wages shall be reimbursed to the Owners by the Charterers at the same time as the next payment of hire is due

(6)        The Vessel shall have liberty: -

(a)        to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, ‘which are given by the Government of the Nation under whose flag the Vessel sails, or other Government to whose laws the Owners are subject, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

(b)        to comply with the order, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

(c)        to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement

(d)        to divert and discharge at any other port any cargo or part thereof which may render the Vessel liable to confiscation as a contraband carrier;

(e)        to divert and call at any other port to change the crew or any part thereof or other persons on board the Vessel when there is reason to believe that they may be subject to internment, imprisonment or other sanctions.

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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

(7)        If in accordance with their rights under the foregoing provisions of this Clause, the Owners shall refuse to proceed to the loading or discharging ports, or any one or more of them, they shall immediately inform the Charterers. No cargo shall he discharged at any alternative port without first giving the Charterers notice of the Owners’ intention to do so and requesting them to nominate a safe port for such discharge. Failing such nomination by the Charterers within 48 hours of the receipt of such notice and request, the Owners may discharge the cargo at any safe port of their own choice.

(8)        If in compliance with any of the provisions of sub-clauses (2) to (7) of this Clause anything is done or not done, such shall not be deemed a deviation, but shall be considered as due fulfillment of this Charterparty.

73	DANGEROUS CARGO

Charterers have the option to load dangerous cargo which is classed in item 2/3/4/5/6/8 and 9 I .M.O. Regulations and up to 10% of DWAT of dangerous cargo which is classed in item I of I.M.U. regulations in containers in accordance with vessel’s certificate of compliance for the carriage of dangerous goods provided same is labelled, packed, loaded, stowed, carried and discharged in accordance with I.M.O. regulations and UK Department of Trade and Industry Regulations and Inter Governmental Maritime Consultative Organisations recommendations as well as in accordance of the relevant port authorities’ regulations at any time in force at all actual and prospective ports of call. In case actual quantity exceeds 5% of vessel’s deadweight Charterers to reimburse the extra bonus paid by Owners to Crew in accordance to Greek collective agreement. Radioactive goods, arms, ammunitions and poison gas are not to be shipped unless previously consented by Owners.

74. STOWAWAYS CLAUSE FOR TIME CHARTERS

(a)       (i)    The Charterers warrant to exercise due care and diligence in preventing stowaways from gaining access to the vessel by means of secreting away in the goods and/or containers shipped by the Charterers.

          (ii)    If, despite the exercise of due care and diligence by the Charterers, stowaways have gained access to the vessel by means of secreting away in the goods and/or containers, shipped by the Charterers this shall amount to breach of charter for the consequences of which the Charterers shall be liable and shall hold the Owners harmless and shall keep them indemnified against all claims whatsoever which may arise and be made against them.

Furthermore, all time lost and all expenses whatsoever and howsoever incurred, including fines, shall be for the Charterers’ account and the vessel shall remain on hire.
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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

(iii)	Should the vessel be arrested as a result of the Charterers’ breach of charter according to sub-clause (a) (ii) above, the Charterers shall take all reasonable steps to secure that, within a reasonable time, the vessel is released and at their expense put up bail to secure release of the vessel.

(b)       (i)    If, despite the exercise of due care and diligence by the Owners, stowaways have gained access to the vessel by means other than secreting away in the goods and/or containers shipped by the Charterers, all time lost and all expenses whatsoever and howsoever incurred, including fines, shall be for the Owners’ account and the vessel shall be off-hire

          (ii)     Should the vessel be arrested as a result of stowaways having gained access to the vessel by means other than secreting away in the goods and/or containers shipped by the Charterers, the Owners shall take all reasonable steps to secure that, within a reasonable time, the vessel is released and at their expense put up bail to secure release of the vessel.

75.	SALE / CHANGE OF VESSEL’S FLAG

On tendering 60 days’ notice Owners to have the right to sell the vessel during currency of this charter subject Charterers’ approval of new Ownership, such approval not to be unreasonably withheld. In the event of a sale the new Owners to take over the Charter Party under the same terms and conditions for the balance of the period.

Owners’ option to change vessel’s flag subject to Charterers’ approval, which not to be unreasonably withheld.

76.	With reference to Line 55 the redelivery to take place on dropping last outward seapilot one safe port in Charterers’ option Med/ Continent range or inchop Singapore/ S. Japan Range at any time day/night, Sundays and Holidays included.

The redelivery range to be declared by Charterers latest two (2) months prior expected redelivery.

77.	BIMCO STANDARD ISM CLAUSE FOR TIME CHARTERPARTIES

From the date of coming into force of the ISM Code in relation to the Vessel, and thereafter during the currency of this Charterparty, Owners shall procure that both the vessel and “the Company” (as defined by the ISM Code) shall comply with the requirements of the ISM Code. Upon request Owners shall provide a copy of the relevant Document of Compliance (DOC) and Safety Management Certificate (SMC) to Charterers.

Except as otherwise provided in this Charterparty loss, damage, expense or delay caused by failure on the part of Owners or “the Company” to comply with the ISM Code shall be for Owners’, account.

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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

78.	US CUSTOMS ADVANCE NOTIFICATION/AMS CL. FOR TlME CHARTERPARTIES

(a)	If the Vessel loads or carries cargo destined for the US or passing through US ports in transit, the Charterers shall comply with the current US Customs regulations (19 CFR 4.7) or any subsequent amendments thereto and shall undertake the role of carrier for the purposes of such regulations and shall, in their own name, time and expense:
i)	Have in place a SCAC (Standard Carrier Alpha Code);
ii) Have in place an ICB (International Carrier Bond);
and
iii)	Submit a cargo declaration by AMS (Automated Manifest System) to the US Customs

79.	BIMCO ISPS CLAUSE FOR TIME CHARTERPARTIES

(a)	(i) From the date of coming into force of the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (ISPS Code) in relation to the Vessel and thereafter during the currency of this Charter Party, the Owners shall procure that both the Vessel and “the Company” (as defined by the ISPS Code) shall comply with the requirements of the ISPS Code relating to the Vessel and “the Company”. Upon request the Owners shall provide a copy of the relevant International Ship Security Certificate (or the Interim International Ship Security Certificate) to the Charterers. The Owners shall provide the Charterers with the full style contact details of the Company Security Officer (CSO).

(ii) Except as otherwise provided in this Charter Party, loss, damage, expense or delay, excluding consequential loss, caused by failure on the part of the Owners or “the Company” to comply with the requirements of the ISPS Code or this Clause shall be for the Owners’ account.

(b)	(i) The Charterers shall provide the CSO and the Ship Security Officer (SSO)/Master with their full style contact details and, where sub-letting is permitted under the terms of this Charter Party, shall ensure that the contact details of alI sub-charterers are likewise provided to the CSO and the SSO/Master. Furthermore, the Charterers shall ensure that all sub-charter parties they enter into during the period of this Charter Party contain the following provision:

“The Charterers shall provide the Owners with their full style contact details and, where sub-letting is permitted under the terms of the charter party, shall ensure that the contact details of all sub-charterers are likewise provided to the Owners”.

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RIDER TO THE CHARTER PARTY
Sungdong Shipbuilding & Marine Engineering Co., Ltd. Hull No S4010 tbn
DATED ATHENS/GENEVA, 28th January 2011

(ii) Except as otherwise provided in this Charter Party, loss, damage, expense or delay, excluding consequential loss, caused by failure on the part of the Charterers to comply with this Clause shall be for the Charterers’ account.

(c)	Notwithstanding anything else contained in this Charter Party all delay, costs or expenses whatsoever arising out of or related to security regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code including, but not limited to, security guards, launch services, tug escorts, port security fees or taxes and inspections, shall be for the Charterers’ account if related to cargo and/or port security requirement or for the Owners’ account if related to the crew and/ or the vessel. All measures required by the Owners to comply with the Ship Security Plan shall be for the Owners’ account.

(d)	If either party makes any payment which is for the other party’s account according to this Clause, the other party shall indemnify the paying party.

80.	Notwithstanding anything contained herein above, if for any reason whatsoever the Shipbuilding Contract dated 28 January 2011 is cancelled or terminated or the vessel is not delivered, then this Charterparty shall be automatically terminated, considered null and void, both parties shall be discharged and neither party shall have a claim or incur any liability against the other.

ATTACHMENTS:

1.       Shipbuilding Contract dated 28 January 2011

For the Owners Jodic Shipping Co., of Liberia	For the Charterers MSC- Mediterranean Shipping Co. S.A.

/s/ Konstantinos Zacharatos	/s/
Konstantinos Zacharatos Attorney in fact
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